UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

CHAMPION HOMES, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 West Big Beaver Road, Suite 1000
Troy, Michigan		48084
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 614-8211

SKYLINE CHAMPION CORPORATION

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Champion Homes, Inc., (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on August 1, 2024, and the Company announced that Robert Spence was retiring and resigned his position of Senior Vice President, General Counsel, and Secretary effective August 1, 2024. The Company further announced the appointment of Laurel Krueger as Senior Vice President, General Counsel, and Secretary, effective August 1, 2024.

Laurel Krueger, 49, joined Champion Home Builders, Inc., a subsidiary of the Company, in June 2024 as Deputy General Counsel. Previously, she served as Sr. Vice President, Chief Legal Officer and Corporate Secretary of Express, Inc. since September 2021. Prior to Express Inc., Ms. Krueger served as Executive Vice President, General Counsel and Corporate Secretary of Kontoor Brands, Inc. since January 2019. Ms. Krueger received her Juris Doctor from the University of Michigan and her B.A. and M.B.A. from the University of Michigan-Dearborn.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed under Item 5.07 below, at the Annual Meeting, the Company’s shareholders approved an amendment and restatement to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), to effect a change in the Company’s legal name from “Skyline Champion Corporation” to “Champion Homes, Inc.”

The Company’s Second Amended and Restated Articles of Incorporation reflecting the Company’s new legal name was filed with the Indiana Secretary of State and became effective on August 5, 2024. A copy of the Company’s Second Amended and Restated Articles of Incorporation, effective August 5, 2024, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In addition, in connection with the name change, the Company’s Board of Directors amended and restated the Company’s Amended and Restated By-Laws to replace any references to “Skyline Champion Corporation” with “Champion Homes, Inc.”

A copy of the Company's Amended and Restated By-Laws, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

The Company’s common stock will begin trading under Champion Homes, Inc. on the New York Stock Exchange on August 15, 2024, and will continue to be traded under the symbol “SKY.”

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted[1] on the following matters:

Proposal 1: Shareholders elected each nominee for director, each to serve until the next annual meeting of shareholders or until his successor is duly elected and qualified:

[1]The Company’s Bylaws entitle each share to one vote; however, the total vote count contains fractional shares. The Company rounded the total number of votes down for any fractional amount at or below .50 and rounded the vote total up for any fractional vote at or above .51.

Nominee	For	Withhold	Non-Votes
Keith Anderson	31,991,854	21,134,728	1,463,844
Michael Berman	38,524,890	15,022,185	1,043,351
Eddie Capel	38,526,445	15,020,630	1,043,351
Erin Mulligan Helgren	39,192,304	14,354,771	1,043,351
Michael Kaufman	33,914,968	19,224,647	1,450,811
Tawn Kelley	36,999,807	16,547,268	1,043,351
Nikul Patel	39,189,045	14,358,030	1,043,351
Gary Robinette	38,495,213	15,051,862	1,043,351
Mark Yost	39,229,684	14,317,391	1,043,351

Proposal 2: Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 29, 2025:

For	Against	Abstain
53,990,932	462,228	137,266

Proposal 3: Shareholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2024, as disclosed under the heading “Executive Compensation” in the Company’s 2024 proxy statement:

For	Against	Abstain	Broker Non-Votes
50,552,885	2,925,457	93,546	1,018,538

Proposal 4: Shareholders approved the amendment and restatement of the Company’s Articles of Incorporation to change the Company’s name from Skyline Champion Corporation to Champion Homes, Inc.:

For	Against	Abstain
54,338,858	167,291	84,277

Item 8.01 Other Events.

The Company’s Board of Directors determined the following composition for committee assignments until the next annual meeting:

Audit Committee:

Michael Berman, Chair

Erin Mulligan Helgren

Tawn Kelley

Nominating and Governance Committee:

Tawn Kelley, Chair

Michael Kaufman

Michael Berman

Gary Robinette

Compensation Committee:

Eddie Capel, Chair

Erin Mulligan Helgren

Michael Kaufman

Nikul Patel

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Second Amended and Restated Articles of Incorporation, as amended and restated effective August 5, 2024.
3.2	Amended and Restated By-Laws, as amended and restated effective August 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION HOMES, INC.

Date:	August 5, 2024	By:	/s/ Laurel Krueger
Laurel Krueger Senior Vice President, General Counsel and Secretary